UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 15, 2015, Kindred Healthcare, Inc. (the “Company” or “we”) announced that we are soliciting consents (the “Consent Solicitation”) from the holders of record as of 5:00 p.m., New York City time, on January 14, 2015 (such date and time, as modified from time to time, the “Record Date”) of all of our outstanding 6.375% Senior Notes due 2022 (including any such notes tendered in the exchange offer we launched on December 29, 2014 (the “Exchange Offer”), the “2022 Notes”) to amend certain provisions (the “Proposed Amendments”) of the Indenture, dated as of April 9, 2014 (the “Indenture”), among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

A copy of the press release announcing the Consent Solicitations is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The purpose of the Consent Solicitation is to conform certain covenants, definitions and other terms in the Indenture to certain covenants, definitions and other terms contained in (i) the indenture governing the 8.00% Senior Notes due 2020 (the “2020 Notes”) and (ii) the indenture governing the 8.75%% Senior Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “New Notes”) of Kindred Escrow Corp. II, a wholly-owned subsidiary of the Company, in order to provide us with consistent terms across our outstanding senior notes.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on January 27, 2015 (such date and time, as extended from time to time, the “Expiration Time”). The Proposed Amendments require the consent of holders of a majority in principal amount of the 2022 Notes outstanding as of the Record Date (the “Requisite Consents”). At any time following receipt of the Requisite Consents, we, the guarantors of the 2022 Notes and the Trustee may execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) incorporating the Proposed Amendments (such time, the “Effective Time”). From and after the time the Effective Time, each present and future holder of the 2022 Notes (including the notes to be issued in the Exchange Offer) will be bound by the terms of the Supplemental Indenture, whether or not such holder delivered a consent. However, the Proposed Amendments will not become operative until certain conditions including, among other conditions, the consummation of the acquisition of Gentiva Health Services, Inc. (the “Gentiva Acquisition”), have been satisfied or, to the extent permitted, waived.

Subject to the terms and conditions of the Consent Solicitation, to the extent that we receive the Requisite Consents by the Expiration Time, the Supplemental Indenture has been executed and certain other conditions including, among other conditions, the consummation of the Gentiva Acquisition, have been satisfied or, to the extent permitted, waived, we will pay, as promptly as practicable thereafter, a consent fee equal to $2.50 for each $1,000 principal amount of 2022 Notes as to which a holder has validly delivered a consent by the Expiration Time and has not validly revoked such consent. Consents may be revoked at any time prior to the earlier of 5:00 p.m., New York City time, on January 27, 2015 and the Effective Time, unless extended.

The Supplemental Indenture amends the Indenture to conform certain covenants, definitions and other terms in the Indenture to certain covenants, definitions and other terms contained in the indentures governing the New Notes as follows (insertions are underlined and deletions are struck through):

I.	Amending or adding the following definitions to Section 1.01 of the Indenture:

A.	“Acquisition” means the acquisition by the Company of Gentiva and its Subsidiaries contemplated by the Merger Agreement.

B.	“Additional Escrow Amount” means an amount equal to (a) all interest that could accrue on any Future Escrow Notes from and including the date of issuance thereof to and including the date of any potential mandatory redemption to occur if the proceeds of such Future Escrow Notes are not released from the applicable Future Escrow Account, plus (b) the amount of any original issue discount on such Future Escrow Notes, plus (c) all fees and expenses that are incurred in connection with the issuance of such Future Escrow Notes and all fees, expenses or other amounts payable in connection with any redemption of such Future Escrow Notes.

C.	“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

[….]

(4) if since the beginning of such period any Person (that subsequently became a Consolidated Subsidiary or was merged or consolidated with or into the Company or any Consolidated Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets or property that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Consolidated Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

Notwithstanding anything in this definition to the contrary, when calculating the Consolidated Coverage Ratio, as applicable, in each case in connection with an acquisition permitted under the Indenture, the date of determination of the Consolidated Coverage Ratio shall, at the option of the Company, be the date that a definitive agreement for such acquisition is entered into and the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) consistent with the definition of Consolidated Coverage Ratio, and, for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in the Consolidated EBITDA of the Company or the target company) at or prior to the consummation of the relevant acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether such acquisition and any related transactions are permitted hereunder and (y) such ratios shall not be tested at the time of consummation of such acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, (i) any such transaction shall be deemed to have occurred on the date the definitive agreement is entered into and to be outstanding thereafter for purposes of calculating any ratios under the Indenture after the date of such agreement and before the consummation of such acquisition and (ii) to the extent any covenant baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Total Assets for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such acquisition) shall not reflect such acquisition until it has been consummated.

[….]

D.	“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income (other than in the case of clause (h) below):

[….]

(e)	the amount of any fees, costs and expenses payable in connection with the Transactions or any acquisition or Investment effected after the Issue Date to the extent expensed or amortized in such period (including fees, expenses, or changes triggered by change of control provisions); plus

(~~e~~f)	other non-cash charges (including non-cash Restructuring Charges) reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(~~f~~g)	the amount of any Restructuring Charges (other than those added back pursuant to clause (e) above) and expenses or charges related to any proposed or consummated Equity Offering, Investment, acquisition, disposition, Incurrence of Indebtedness or recapitalization (including the Transactions); provided that any amounts added to Consolidated Net Income for Restructuring Charges pursuant to this clause will not exceed, in any four-fiscal-quarter period, the greater of (i) $20.0 million and (ii) 5% of Consolidated EBITDA of such Person as otherwise determined in accordance with this definition for such four-fiscal-quarter period with such pro forma adjustments as are consistent with the definition of Consolidated Coverage Ratio; plus

(~~g~~h)	~~the amount of “run-rate” cost savings projected by the Company in good faith and certified by the chief financial officer of the Company to result from~~factually supportable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into any material contract or arrangement), strategic initiatives or purchasing improvements, and other cost savings, expense reductions, improvements or synergies, in each case, reasonably expected by the Company to be realized based upon actions ~~either taken or~~ initiated or expected to be initiated in connection with, and within 12 months after, the consummation of any operational change or the acquisition or disposition that in each case has occurred prior to or during such period (which cost savings, expense reductions, improvements and synergies shall be calculated (x) on a pro forma basis as though such cost savings, expense reductions, improvements or synergies had been realized on the first day of such period)~~,~~ and (y) net of the amount of actual benefits realized ~~prior to or~~ during such period from such actions; provided that (A) ~~(x)~~ such cost savings, improvements, synergies and/or expense reductions are reasonably quantifiable and reasonably anticipated to result from such actions ~~and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within 12 months~~, (B) no cost savings, improvements, synergies or expense reductions shall be added pursuant to this clause (~~g~~h) to the extent duplicative of any expenses or charges relating to such cost savings, improvements, synergies or expense reductions that are included in clause (~~f~~g) above with respect to such period and (C) the aggregate amount of cost savings, synergies, improvements and expense reductions added pursuant to this clause (~~g~~h) shall not exceed 10% of Consolidated EBITDA for any period of four consecutive fiscal quarters prior to giving effect to amounts added back pursuant to this clause (~~g~~h) or such clause (~~f~~g)~~,~~; plus

(i)	the amount of any expenses related to deferred compensation and bonuses, and any expenses related to deferred purchase price or earn-out obligations, payable in connection with the Transactions or any acquisition or Investment effected after the Issue Date;

[….]

E.	“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis (without duplication):

[….]

(6) any income or expense that is disclosed separately as an unusual or non-recurring item;

(~~6~~7 ) the cumulative effect of a change in accounting principles;

(~~7~~8) any non-cash compensation charges; and

(~~8~~9 ) any increase in amortization or depreciation resulting from purchase accounting adjustments in connection with any acquisition consummated following the Issue Date.

F.	“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise for consideration other than for Capital Stock that is not Disqualified Stock;

[….]

(3)	is redeemable at the option of the holder of the Capital Stock in whole or, in part for consideration other than for Capital Stock that is not Disqualified Stock,

[….]

G.	“Future Escrow Account” means a deposit or securities account at a financial institution reasonably satisfactory to the trustee under any Future Escrow Notes Indenture (any such institution, an “Future Escrow Agent”) into which any Future Escrow Funds are deposited.

H.	“Future Escrow Account Documents” means the agreement(s) governing an Future Escrow Account and any other documents entered into in order to provide the applicable Future Escrow Agent (or its designee) Liens on the related Future Escrow Funds.

I.	“Future Escrow Agent” has the meaning set forth in the definition of the term “Future Escrow Account”.

J.	“Future Escrow Funds” means the sum of (a) the net proceeds of any Future Escrow Notes, plus (b) the related Additional Escrow Amount, plus (c) so long as they are retained in an Future Escrow Account, any income, proceeds or products of the foregoing.

K.	“Future Escrow Notes” means debt securities of an Future Escrow Subsidiary issued after the Issue Date (which may not be guaranteed or receive credit support from any Person other than an Future Escrow Subsidiary); provided that the net proceeds of such debt securities are deposited into an Future Escrow Account upon the issuance thereof.

L.	“Future Escrow Notes Documents” mean the Future Escrow Notes Indentures, the Future Escrow Account Documents and any other documents entered into by an Future Escrow Subsidiary in connection with any Future Escrow Notes.

M.	“Future Escrow Notes Indentures” means the indenture(s) pursuant to which any Future Escrow Notes shall be issued.

N.	“Future Escrow Subsidiary” means Kindred Escrow Corp. II, a Delaware corporation and any other Subsidiary of the Company that (a) shall have been identified to the Trustee promptly following its formation, (b) at no time shall contain any assets or liabilities other than any Future Escrow Notes, any Future Escrow Funds, any Future Escrow Accounts and such Subsidiary’s rights and obligations under any Future Escrow Notes Documents and (c) shall be an Unrestricted Subsidiary for all purposes of the Indenture (it being understood that no Future Escrow Subsidiary shall, notwithstanding anything to the contrary contained in the Indenture, in any event be designated a Restricted Subsidiary).

O.	“Gentiva” means Gentiva Health Services, Inc.

P.	“Guarantor Pari Passu Indebtedness” means, with respect to a Subsidiary Guarantor, Indebtedness of such Subsidiary Guarantor that ranks equally in right of payment to its Subsidiary Guarantee.

Q.	“Merger Agreement” means the Agreement and Plan of Merger dated as of October 9, 2014, by and among Gentiva, the Company and Kindred Healthcare Development 2, Inc., as amended or otherwise modified from time to time.

R.	“Merger Consummation Date” means the date upon which the Acquisition occurs.

S.	“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale (other than those payable to the ~~Borrower~~ Company or any of its Restricted Subsidiaries or any Affiliate of the ~~Borrower~~ Company or any of its Restricted Subsidiaries except for those payable on terms and conditions as favorable to the ~~Borrower~~ Company or the applicable Restricted Subsidiary of the ~~Borrower~~ Company as would be obtainable by it in a comparable arm’s length transaction with an independent, unrelated third party).

T.	“New Notes” means the 8.00% Senior Notes due 2020 and the 8.75% Senior Notes due 2023 issued by Kindred Escrow Corp. II on December 18, 2014 and to be assumed by the Company on the Merger Consummation Date.

U.	“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

[….]

(13)	Investments by the Company or any of its Restricted Subsidiaries, when taken together with all other Investments made pursuant to this clause (13) since the Issue Date that are at that time outstanding, having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed the greater of (x) $~~100.0~~150.0 million and (y) 2.50% of Total Assets;

[….]

(15)	working capital loans to, and other Investments in, Minority-Owned Affiliates and any other Investment in any Person engaged in any business related to or ancillary to the provision of healthcare services or the operation of a Healthcare Facility, so long as the aggregate amount of all Investments made after the Issue Date pursuant to this clause (15) outstanding at any time shall not exceed the greater of (x) $~~250.0~~400.0 million and (y) 6.50% of Total Assets determined as of the date of the most recent Investment in reliance on this clause (15);

[….]

(17)	Investments made to repurchase or retire Capital Stock of the Company owned by any employee stock ownership plan or key employee stock ownership plan of the Company in an aggregate amount not to exceed $~~7.5~~15.0 million in any fiscal year;

[….]

(19)	Investments in and acquisitions of Healthcare Facilities and any business related to the owning, operating or managing of Healthcare Facilities (including any businesses related thereto) and any business that is a natural outgrowth or reasonable extension of any such business or is similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or any business that in the Company’s good faith business judgment constitutes a reasonable diversification of business conducted by the Company and its Subsidiaries, so long as the aggregate amount of all such Investments made after the Issue Date pursuant to this clause (19) in Persons that will not upon the applicable Investment become Restricted Subsidiaries or in assets that will not upon the applicable Investment be held by the Company or the Restricted Subsidiaries shall not (measured at the time of each Investment pursuant to this clause (19)) exceed the greater of (x) $~~250.0~~400.0 million and (y) 6.50% of Total Assets.

V.	“Permitted Liens” means, with respect to any Person:

[….]

(21)	Liens securing Indebtedness and other obligations (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $~~50.0~~75.0 million (y) 1.25% of Total Assets;

[….]

W.	“Secured Leverage Ratio,” as of any date of determination, means the ratio of:

(1)	(a) the outstanding principal amount of Secured Indebtedness of the Company and its Consolidated Subsidiaries as of such date on a consolidated basis in accordance with GAAP less (b) the aggregate amount of any unrestricted cash and Cash Equivalents, in each case that is held by the Company and its Restricted Subsidiaries as of such date; provided that such amount in this clause (b) shall not exceed $~~100.0~~150.0 million in the aggregate; to

[….]

provided, further, that Cornerstone shall be disregarded for purposes of determining the Secured Leverage Ratio.

Notwithstanding anything in this definition to the contrary, when calculating the Secured Leverage Ratio in connection with an acquisition permitted under the Indenture, the date of determination of the Secured Leverage Ratio shall, at the option of the Company, be the date that a definitive agreement for such acquisition is entered into and the Secured Leverage Ratio shall be calculated giving pro forma effect to such acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) consistent with the definition of Consolidated Coverage Ratio, and, for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in the Consolidated EBITDA of the Company or the target company) at or prior to the consummation of the relevant acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether such acquisition and any related transactions are permitted hereunder and (y) such ratios shall not be tested at the time of consummation of such acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, (i) any such transaction shall be deemed to have occurred on the date the definitive agreements are entered into and to be outstanding thereafter for purposes of calculating any ratios under the Indenture after the date of such agreement and before the consummation of such acquisition and (ii) to the extent any covenant baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Total Assets for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such acquisition) shall not reflect such acquisition until it has been consummated.

X.	“Transactions” means, collectively, the offering of the Notes and the New Notes, the entering into of and the initial borrowings under the Senior Credit Facilities, the redemption of all the Existing Notes and the satisfaction and discharge thereof, the Acquisition, and the repayment and/or satisfaction and discharge of certain debt of Gentiva and/or its subsidiaries occurring on the Merger Consummation Date.

Y.	“Unrestricted Subsidiary” means:

[….]

The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

[….]

(2)	(a) the aggregate fair market value of all outstanding Investments of the Company and its Restricted Subsidiaries in such Subsidiary complies with Section 4.07 or constitutes a Permitted Investment and (b) the sum of (i) the total assets of such Subsidiary (or, if any such Subsidiary itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries) and the total assets of every other Unrestricted Subsidiary (other than any Future Escrow Subsidiary, Cornerstone, the Specified Joint Ventures and Excluded Partnerships that are Subsidiaries), in each case determined as of the date of the most recent designation of a Person as an Unrestricted Subsidiary and (ii) the amount of any Investments made in the Specified Joint Ventures after the Issue Date (determined as of the date of such designation in accordance with the definition of “Investment”), does not exceed 5% of the Total Assets of the Company and its Consolidated Subsidiaries;

[….]

Notwithstanding anything in the Indenture to the contrary, nothing contained in the Indenture shall restrict or prohibit (a) the formation and designation of a Future Escrow Subsidiary as an Unrestricted Subsidiary, (b) the holding of any Future Escrow Funds in any Future Escrow Account and the granting or existence of any Liens on any Future Escrow Account, the Future Escrow Funds or any Future Escrow Notes Document or pursuant to any Future Escrow Account Document, in each case, in favor of the applicable Future Escrow Agent (or its designee), (c) any transactions otherwise restricted by Section 4.11 by and among the Company or one or more Restricted Subsidiaries, on the one hand, and any Future Escrow Subsidiary, on the other hand, in connection with the transactions contemplated by any Future Escrow Notes Documents and (d) any Investment in a Future Escrow Subsidiary in an aggregate amount not greater than the applicable Additional Escrow Amount (it being understood, for the avoidance of doubt, that (1) any such Investments and other transactions shall be deemed made exclusively in reliance upon this paragraph and not any other exception or basket under any other provision of the Indenture and (2) only until such time as the applicable Future Escrow Funds remain in the Future Escrow Account, any such Future Escrow Notes shall not constitute Secured Indebtedness and shall be disregarded when calculating Consolidated Interest Expense); provided that (A) pending the release of the related Future Escrow Funds from the applicable Future Escrow Account, Consolidated Net Income shall be reduced by the Additional Escrow Amount and (B) from and after the release of the related Future Escrow Funds from the applicable Future Escrow Account, the Future Escrow Notes shall be included when calculating Consolidated Interest Expense.

II.	Amending the notice of redemption provision under Section 3.03 of the Indenture

(a)	Subject to Section 3.09, the Company shall mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11. ~~Except as set forth in Section 3.07(g) and Section 4.14, (and subject to the Company’s right to send a notice of redemption applicable to Notes outstanding after completion of the tender offer) notices of redemption may not be conditional.~~

[….]

(b)	At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least 3~~5~~ Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

(c)	Any notice of redemption may be made conditional on one or more conditions precedent, including any related Equity Offering or Change of Control. If any notice of redemption is conditioned upon the occurrence of one or more conditions precedent, such notice of redemption shall state ~~that~~, in the Company’s discretion, that the redemption date may be delayed until such time as any or all such conditions shall be satisfied and/or such redemption may not occur and such notice may be rescinded in the event that any such condition precedent shall not have occurred as stated in such notice of redemption. The Company will provide prompt written notice to the Trustee not later than 5:00 p.m. (New York City time) on the second Business Day prior to the latest date specified as the redemption date (or such shorter time period with the consent of the Trustee) rescinding such redemption in the event that any such condition precedent shall not have occurred, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Company rescinding such redemption, the Trustee will promptly send a copy such notice to the holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

III.	Amending the effect of the notice of redemption provision under Section 3.04 of the Indenture

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except in connection with a conditional redemption ~~pursuant to Section 3.07(g) or 4.14~~ and subject to the earlier repurchase of Notes called for redemption that are the subject of a tender offer). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

IV.	Amending the restricted payments covenant under Section 4.07 of the Indenture

(a)	The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

[….]

(3)	make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment or any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(a)	Indebtedness permitted under clause (5) of Section 4.09(b); ~~or~~

[….]

(c)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations in exchange for Capital Stock of the Company (other than Disqualified Stock); or

[….]

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

[….]

(b)	Section 4.07(a) shall not prohibit:

[….]

(6)

the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company held by any existing or former employees, officers, directors, management or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees, officers, directors, management or consultants entered into in the ordinary course of business or approved by the Board of Directors of the Company; provided that such Capital Stock was received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $~~5.0~~10.0 million in the aggregate during any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years), although such amount in any fiscal year may be increased by an amount not to exceed:

[….]

(11)	other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (11) (as reduced by the amount of capital repaid or otherwise returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed the greater of (x) $~~175.0~~280.0 million and (y) 4.50% of Total Assets;

[….]

(14)	the payment of a dividend on common stock of the Company of up $~~30.0~~50.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding fiscal years but subject to a maximum of $~~60.0~~100.0 million in any calendar year).

[….]

V.	Amending the debt incurrence covenant under Section 4.09 of the Indenture:

(a)	The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio for the Company is at least 2.00 to 1.00; provided that the aggregate principal amount of Indebtedness that may be Incurred pursuant to the foregoing by Non-Guarantor Restricted Subsidiaries (including Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries pursuant to clauses (6)(ii) and (15) of the Section 4.09(b) shall not at any time exceed the greater of (x) $~~150.0~~250.0 million and (y) 4.00% of Total Assets) at any one time outstanding.

(b)	Section 4.09(a) shall not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Company under one or more Credit Facilities in an aggregate principal amount not to exceed the sum of: (A) $~~1,100.0~~1,450.0 million and (B) the greater of (i) $~~750.0~~900.0 million and (ii) the Borrowing Base;

[….]

(6)

(i) Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred by such Person (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise either in connection with, or in contemplation of, such acquisition), and (ii) Indebtedness Incurred by the Company or any Restricted Subsidiary to finance an acquisition (provided that the aggregate outstanding principal amount of Indebtedness of Non-Guarantor Restricted Subsidiaries permitted by this clause (6)(ii) (including Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 4.09(a) and clause (15) of Section 4.09(b)) shall not at any time exceed the greater of (x) $~~150.0~~250.0 million and (y) 4.00% of Total

Assets); provided, however, that, with respect to subclause (i) above, at the time such Person is acquired or, with respect to subclause (ii) above, after giving pro forma effect to the acquisition and such Incurrence, at the time such Indebtedness is Incurred, either:

[….]

(8)	Indebtedness (including Capitalized Lease Obligations, Attributable Indebtedness, mortgage financings or purchase money obligations) of the Company or a Restricted Subsidiary Incurred to finance any part of the purchase price for, or the cost of design, lease, construction, repair, maintenance, installation or improvement of, any property (real or personal), plant or equipment used or to be used in the business of the Company or a Restricted Subsidiary (or the Capital Stock of any Person owning any such property, plant or equipment (but no other material assets other than cash or cash equivalents)), and any Indebtedness of the Company or a Restricted Subsidiary that serves to refund, refinance, replace, exchange, renew, repay or extend any Indebtedness Incurred pursuant to this clause (8), in principal amount not to exceed the greater of (x) $~~125.0~~200.0 million and (y) 3.25% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness issued under this clause (8) then outstanding;

[….]

(15)	in addition to the items referred to in clauses (1) through (14) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount that, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, will not exceed the greater of (x) $~~175.0~~280.0 million and (y) 4.50% of Total Assets; provided that the aggregate outstanding principal amount of Indebtedness of Non-Guarantor Restricted Subsidiaries permitted by this clause (15) (including Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 4.09(a) and clause (6)(ii) of this Section 4.09(b)) shall not at any time exceed the greater of (x) $~~150.0~~250.0 million and (y) 4.00% of Total Assets.

[….]

VI.	Amending the sale of assets covenant under Section 4.10 of the Indenture

[….]

(b)	For the purposes of clause (3) of Section 4.10(a) and for no other purpose, the following shall be deemed to be cash:

[….]

(3)	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate)), taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $~~70.0~~110.0 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

VII.	Amending the events of default under Section 6.01 of the Indenture

(a)	An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

[….]

(6)	default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(i)	is caused by a failure, after the expiration of the grace period provided in such Indebtedness, to pay principal of, or premium, if any, on such Indebtedness (“payment default”); or

(ii)	results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $~~50.0~~200.0 million or more;

[….]

(9)	failure by the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $~~50.0~~200.0 million (net of any amounts that are covered by insurance provided by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days; or

[….]

Forward-Looking Statements

Certain statements contained herein includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Certain statements herein concerning the terms of the Consent Solicitation, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 15, 2015, issued by Kindred Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: January 15, 2015	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 15, 2015, issued by Kindred Healthcare, Inc.